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                                                                     EX.99.B(11)

CONSENT OF INDEPENDENT AUDITORS



The Expedition Funds:

We consent to the incorporation by reference in Post-Effective Amendment No. 30 to Registration Statement No. 33-30950 of our report dated December 5, 1997 appearing in the Annual Report to Shareholders-October 31, 1997 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Princeton, New Jersey
September 16, 1998